JODY M. WALKER
                                        Attorney-At-Law
                                    7941 South Garfield Way
                                     Littleton, Nevada 80122
                                   Telephone (303) 850-7637
                                   Facsimile (303) 220-9902

September 20, 2000

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
THE REGISTRATION STATEMENT ON FORM SB-2 OF VoIP TELECOM, INC.

I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the registration statement on Form SB-2 and any amendments for VoIP Telecom, Inc.

It is my opinion that the securities of VoIP Telecom, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 registration statement of VoIP Telecom, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


                                                Yours very truly,


                                                /s/Jody M. Walker
                                               ---------------------
                                                Jody M. Walker